UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 6, 2018
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-36812	46-5087339
(State or other jurisdiction	h	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 6, 2018, Flex Pharma, Inc. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders voted on two proposals, each of which is described in more detail in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 23, 2018. The voting results for each proposal were as follows:

Proposal 1: The Company's stockholders elected the Company's Board of Directors (the "Board") nominee for Class III director to serve until the Annual Meeting of Stockholders in 2021 or until his respective successor has been duly elected or qualified.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Mr. Peter Barton Hutt	11,632,922	601,756	1,971,617

Proposal 2: The Company's stockholders ratified the selection by the Audit Committee of the Board of Ernst &Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.

Votes For	Votes Against	Abstentions
14,132,390	62,956	10,949

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: June 8, 2018
	By:	/s/ John McCabe
John McCabe
Chief Financial Officer